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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Fidelity Covington Trust

(Exact name of registrant as specified in its charter)

MA

(State or other jurisdiction of incorporation or organization)

245 Summer Street, Boston, Massachusetts

(Address of principal executive offices)

02210

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	(I.R.S. Employer Identification No.)
Fidelity Crypto Industry and Digital Payments ETF	The Nasdaq Stock Market LLC	88-1203737

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 033-60973 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Shares is set forth in Post-Effective Amendment No. 97 to the registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 033-60973 and 811-07319), as filed with the Securities and Exchange Commission on April 11, 2022, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Item 2. Exhibits.

(a)	Amended and Restated Declaration of Trust, dated July 16, 2013, is incorporated herein by reference to Exhibit (a) of Post-Effective Amendment No. 9.

(b)	Bylaws of the Trust, as amended and dated June 17, 2004, are incorporated herein by reference to Exhibit (b) of Fidelity Summer Street Trust’s (File No. 002-58542) Post-Effective Amendment No. 63.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, and the Commonwealth of Massachusetts, on the 12th day of April 2022.

Fidelity Covington Trust

By:	/s/ Stacie M. Smith
Stacie M. Smith
President